Exhibit 107.1

Calculation of Filing Fee Tables

424(b)(5)

(Form Type)

EQUITY RESIDENTIAL

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title(1)	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities
Equity Residential
Fees to Be Paid	Equity	Common Shares of Beneficial Interest	Other (1)	1,740,550 (2)	$73.65 (1)	$128,191,507.50 (1)	0.0000927	$11,884 (1)(3)	—	—	—	—

Carry Forward Securities
Equity Residential
	Equity	Common Shares of Beneficial Interest	415(a)(6)	11,259,450	$57.70	649,670,265	—	—	S-3ASR	333-190248	July 30, 2013	$88,615(3)
	Equity	Common Shares of Beneficial Interest	415(a)(6)	11,259,450	—	—	—	—	S-3ASR	333-212284	June 28, 2016	—
	Equity	Common Shares of Beneficial Interest	415(a)(6)	11,259,450	—	—	—	—	S-3ASR	333-231967	June 5, 2019	—
	Total Offering Amounts					$777,861,772.50 (2)		$100,499 (1)(3)
	Total Fees Previously Paid							$88,615(1)(3)
	Total Fee Offsets							—
	Net Fee Due							$11,884 (1)(3)

(1)

Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the “Securities Act”), the proposed maximum aggregate offering price has been determined on the basis of the average of the high and low prices reported on the New York Stock Exchange on May 12, 2022.

(2)

Pursuant to Rule 415(a)(6) under the Securities Act this prospectus supplement includes 11,259,450 common shares of beneficial interest of Equity Residential that were previously registered on the prospectus supplement, dated July 31, 2013, related to the Registration Statement on Form S-3 (Registration No. 333-190248), which was filed with the Securities and Exchange Commission (the “SEC”) on July 30, 2013 (the “2013 Registration Statement”), subsequently on the prospectus supplement, dated June 29, 2016, related to the Registration Statement on Form S-3 (Registration No. 333-212284), which was filed with the SEC on June 28, 2016 (the “2016 Registration Statement”), and subsequently on the prospectus supplement, dated June 6, 2019, related to the Registration Statement on Form S-3 (Registration No. 333-231967), which was filed with the SEC on June 5, 2019 (the “2019 Registration Statement”), and were not sold thereunder.

(3)

Payment of the registration fee for the Registration Statement on Form S-3 (Registration No. 333-265017), which was filed with the SEC on May 17, 2022 (the “Current Registration Statement”), was deferred in reliance upon Rule 456(b) and Rule 457(r) under the Securities Act. In connection with the original registration of the unsold common shares of beneficial interest on the prospectus supplement related to the 2013 Registration Statement, Equity Residential paid a registration fee of $102,314, which included (i) $19,971 paid on the unsold securities registered on a prospectus supplement, dated July 18, 2011, relating to the Registration Statement on Form S-3 (Registration No. 333-169956), which was filed with the SEC on October 15, 2010, based on the fee rate then in effect, and (ii) $36,825, which reflects a portion of previously paid registration fees of $61,392 paid on the unsold securities registered on a prospectus supplement, dated December 8, 2011, relating to the Registration Statement on Form S-3 (Registration No. 333-169956), which was filed with the SEC on October 15, 2010, based on the fee rate then in effect. The total registration fee of $102,314 was applied to the 2016 Registration Statement and the 2019 Registration Statement, and the portion of the total registration fee of $88,615 related to the 11,259,450 unsold common shares of beneficial interest will continue to be applied to such shares in this offering. Pursuant to Rule 415(a)(6), the offering of the unsold securities registered under the 2019 Registration Statement was deemed terminated as of the date of effectiveness of the Current Registration Statement.